UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[   ]     Preliminary Information Statement

[   ]     Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

[X]     Definitive Information Statement

ARTEPHARM GLOBAL CORP.
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[   ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1.     Title of each class of securities to which transaction applies:

2.     Aggregate number of securities to which transaction applies:

3.     Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.     Proposed maximum aggregate value of transaction:

5.     Total fee paid:

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.     Amount Previously Paid:

2.     Form, Schedule or Registration Statement No.:

3.     Filing Party:

4.     Date Filed:

ARTEPHARM GLOBAL CORP.
Unit 222-6820 188th Street
Surrey, BC V4N 3G6
Tel: (604) 575-3552

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Regulation 14C
of the Securities Exchange Act of 1934

This is a definitive information statement that is being filed with the U.S. Securities and Exchange Commission (the "SEC") pursuant to Rule 14c-5 of the Securities Exchange Act of 1934. Artepharm Global Corp. intends to release this definitive information statement to its shareholders on or about February 4, 2011.

February 4, 2011

To the Stockholders of Artepharm Global Corp.:

Notice is hereby given to holders of common stock, par value $0.001 per share of Artepharm Global Corp., a Nevada corporation, of record at the close of business on the record date, January 25, 2011, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This information statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to the proposed amendment to the Company's articles of incorporation to increase the Company's authorized capital stock from 20,000,000 shares of common stock with a par value of $0.001 to 500,000,000 shares of common stock with a par value of $0.001 per share.

Please note that this is not a request for your vote or a proxy statement, but rather an information statement designed to inform you of the amendments to our articles of incorporation.

We are not asking you for a proxy and you are requested not to send us a proxy.

SUMMARY OF PROPOSED AMENDMENT AND RELEVANT DATES

On January 24, 2011 our Board of Directors unanimously approved the amendment to our articles of incorporation to increase our authorized stock from 20,000,000 shares of common stock with a par value of $0.001 to 500,000,000 shares of common stock with a par value of $0.001 per share. Our board of directors has fixed the close of business on January 25, 2011 as the record date for the determination of stockholders who are entitled to receive this information statement. There were 2,159,999 shares of our common stock issued and outstanding on January 25, 2011.

Subsequent to our board of directors' approval of the amendment, on January 25, 2011, the holders of the majority of the outstanding shares of common stock of our company as of the record date provided written consent to the amendment to our articles of incorporation. We will not file the articles of amendment to our articles of incorporation until at least twenty (20) days after the filing and mailing of this definitive information statement. We anticipate that this definitive information statement will be mailed on or about February 4, 2011 to all stockholders of record as of the record date, and that the definitive registration statement will be filed with the SEC on the same date. We anticipate that the amendment to our articles of incorporation will be filed with the Nevada Secretary of State, and will become effective, on or about February 24, 2011.

The entire cost of furnishing this information statement will be borne by our company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them.

AMENDMENT TO THE COMPANY'S ARTICLES

Our articles of incorporation authorize the issuance of 20,000,000 shares of common stock, $0.001 par value. On January 24, 2011, the Board of Directors approved an amendment to our articles or incorporation to increase the number of our common stock to 500,000,000 shares.

The purpose of increasing the authorized stock to 500,000,000 shares of common stock is to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the shareholders of the Company might view as desirable. Our board of directors believes that it is in the best interests of our company to increase the common stock for such purposes.

We currently have 20,000,000 authorized shares of common stock. As of the record date we had 2,159,999 shares issued and outstanding. Stockholder approval for the amendment to our articles of incorporation was obtained by written consent of stockholders owning 1,240,000 shares of our common stock, which represented approximately 57.4% on the record date, January 25, 2011.

The Company has no current plans, proposals or arrangements to issue any of the additional shares that will become authorized share capital of the Company pursuant to the proposed increase in authorized share capital described herein. However, opportunities for acquisitions in equity financings could arise at any time. If the Board of Directors deemed it to be in the best interests of our company and the stockholders to issue additional shares of common stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by both of the stockholders, unless such authorization is otherwise required by law or regulations.

The proposed articles of amendment to our articles of incorporation are attached hereto as Schedule A. The articles of amendment will become effective when they are filed with the Nevada Secretary of State.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the record date, January 25, 2011, we had a total of 2,159,999 shares of common stock, $0.001 par value per share, issued and outstanding.

As previously reported in our Current Report on Form 8-K as filed on March 4, 2010, on February 26, 2010, Harpreet S. Sangha, an officer and director of our Company, acquired an aggregate of 31,000,000 shares of common stock of the Company in two private purchase transactions for an aggregate purchase price of $3,100 from Mr. Sangha's personal funds. As a result, Mr. Sangha holds 57.4% of the Company's issued and outstanding stock.

The following table sets forth, as of January 25, 2011, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Harpreet Singh Sangha President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and a director Suite 222-6820 188th Street Surrey, BC V4N 3G6	1,240,000	57.4%
Directors and Executive Officers as a Group	1,240,000	57.4%

(1)   Based on 2,159,999 shares of common stock issued and outstanding as of January 25, 2011. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

DESCRIPTION OF THE COMPANY

We are a corporation organized under the laws of the State of Nevada. We currently trade on the OTC Bulletin Board under the symbol "ARGCD.OB".

We are in the pharmaceutical business, seeking to find and market pharmaceutical products. We are currently in negotiations with a business called Artepharm Co., a pharmaceutical company involved in research and development and the manufacturing of artemisinin-based anti-malarias and anti-viral traditional Chinese medicines. We are seeking to acquire the patent and worldwide marketing rights to market Artepharm Co.'s product called Artequick(R). Artequick(R) is a natural artemisinin-based anti-malaria drug.

DISSENTER'S RIGHTS

Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to our company's proposed amendments to its articles of incorporation.

INTEREST OF CERTAIN PERSONS IN OR
OPPOSITION TO MATTERS TO BE ACTED UPON

None of the company's directors and officers at any time since the beginning of the last fiscal year has any substantial interest, direct or indirect, by security holdings or otherwise, in the matter to be acted upon which is not shared by all other holders of the company's common stock. All members of the board of directors of the company approved the proposal discussed above on January 24, 2011. To our knowledge, no director has advised that he intends to oppose the amendment, as more particularly described herein. No security holder entitled to vote at a shareholders' meeting or by written consent has submitted to the company any proposal for consideration by the company or its board.

DELIVERY OF DOCUMENTS TO
SECURITY HOLDERS SHARING AN ADDRESS

One information statement will be delivered to multiple stockholders sharing an address unless the company receives contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, the company will undertake to promptly deliver a separate copy of this information statement to the stockholder at the shared address to which a single copy of this information statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this information statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning the company's offices at (604) 575-3552 or by mail to the company's address at Unit 222-6820 188th Street, Surrey, British Columbia, V4N 3G6, Attention: The President.

ADDITIONAL INFORMATION

The company files annual and quarterly reports, proxy statements, and other reports and information electronically with the Securities and Exchange Commission. The company's filings are available through the Securities and Exchange Commission's website at the following address: http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto authorized.

ARTEPHARM GLOBAL CORP.

By:
     /s/ Harpreet Singh Sangha
     Harpreet Singh Sangha
     President, Chief Executive Officer, Chief Financial
     Officer, Secretary, Treasurer & Director

SCHEDULE A

CERTIFICATE OF AMENDMENT

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.     Name of corporation:

Artepharm Global Corp.

2.     The articles have been amended as follows (provide article numbers, if available):

3. The authorized capital stock of the Corporation will consist of five hundred million (500,000,000) shares of common stock, par value $0.001 per share.

3.     The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:*

4.     Effective date of filing (optional):

5.     Officer Signature (required):

X________________________________________
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.